Exhibit 99.1
First Quarter Investor Relations Update
April 12, 2023
General Overview

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Capacity: During the first quarter, the Company flew 65.0 billion total available seat miles, 9.2% higher than the first quarter of 2022, and just above the mid-point of its prior guidance of up 8% to 10%.

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TRASM: First quarter total revenue per available seat mile (TRASM) is expected to be up approximately 25.5% versus the first quarter of 2022, at the mid-point of its previous guidance of up 24% to 27%.

●	CASM-ex1: The Company expects first quarter CASM-ex to be approximately 1.5% lower than the first quarter of 2022, compared to its previous guidance of down 3% to flat.

●	Net special items: The Company expects to report net special items of approximately $23 million in the first quarter, after the effect of taxes[2].

●	Adjusted operating margin[3]: The Company expects to report an adjusted operating margin of approximately 3.5% in the first quarter, at the mid-point of its previous guidance of 2.5% to 4.5%.

●	Adjusted EPS[3]: The Company expects to report first quarter adjusted earnings per diluted share of between $0.01 and $0.05, compared to its prior guidance of approximately breakeven.

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Liquidity: The Company expects to end the first quarter with approximately $14.4 billion in total available liquidity, comprised of cash and short-term investments plus undrawn capacity under revolving and other credit facilities.

These results and those reflected in the attached reconciliation tables are preliminary and final results for the quarter may change. These preliminary results are based upon the Company’s current estimates and are subject to completion of the Company’s financial closing procedures.

1 CASM-ex is cost per available seat mile (CASM) excluding fuel and net special items and is a non-GAAP measure. The updated guidance provided herein is presented to provide comparability with prior guidance. For a reconciliation of CASM to CASM-ex, please see the GAAP to non-GAAP reconciliation at the end of this document.
2 Includes a net tax effect of ~$5 million.
3 Adjusted operating margin and adjusted earnings per diluted share exclude net special items and are non-GAAP measures. The updated guidance provided herein is presented to provide comparability with prior guidance. For a reconciliation of adjusted operating margin and adjusted earnings per diluted share to their most comparable GAAP measures, please see the GAAP to non-GAAP reconciliation at the end of this document.

First Quarter Investor Relations Update
Financial Update - April 12, 2023

1Q 2023[1]
	Previous Guidance (1/26/2023)		Current Guidance (4/12/2023)
Available seat miles (ASMs)	~ +8.0% to +10.0% (vs.1Q22)		~ +9.2% (vs.1Q22) ~ 65.0 bil ASMs
TRASM	~ +24.0% to +27.0% (vs.1Q22)		~ +25.5% (vs.1Q22)
CASM excluding fuel and net special items	~ -3.0% to Flat (vs.1Q22)		~ -1.5% (vs.1Q22)
Average fuel price (incl. taxes) ($/gal)	~ $3.33 to $3.38		~ $3.27 to $3.32
Fuel gallons consumed (mil)	~ 955		~ 970
Adjusted operating margin	~ 2.5% to 4.5%		~ 3.5%
Other nonoperating expense excluding net special items ($ mil)	~ $415		~ $410
Adjusted earnings per diluted share	~ Breakeven		~ $0.01 to $0.05

1Q 2023 Shares Forecast
Shares (mil)[2]
Earnings Level ($ mil)	Basic	Diluted	Addback ($ mil)[3]
Earnings above $118	652.0	718.4	$11
Earnings up to $118	652.0	656.7	—
Net loss	652.0	652.0	—
Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude, among other things, net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document. Numbers may not recalculate due to rounding.
2.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.
3.	Interest addback for earnings per share calculation for 6.5% convertible notes, net of estimated profit sharing, short-term incentive and tax effects.

GAAP to Non-GAAP Reconciliation
April 12, 2023
The Company sometimes uses financial measures that are derived from the condensed consolidated financial statements or otherwise provided in the form of guidance but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
-Operating income (GAAP measure) to operating income excluding net special items (non-GAAP measure)
-Operating margin (GAAP measure) to operating margin excluding net special items (non-GAAP measure)
-Net income (GAAP measure) to net income excluding net special items (non-GAAP measure)
-Earnings per diluted share (GAAP measure) to earnings per diluted share excluding net special items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below also present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure), total operating costs per ASM (CASM) to CASM excluding net special items and fuel, and other non-operating expense to other non-operating expense excluding net special items. Management uses total operating costs excluding net special items and fuel, CASM excluding net special items and fuel, and other non-operating expense excluding net special items to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

GAAP to Non-GAAP Reconciliation
April 12, 2023

GAAP to Non-GAAP Reconciliation of Operating Income, Net Income and Earnings Per Diluted Share
($ mil, except ASM, TRASM, share and per share data)
	1Q23 Range
	Low	High
Total ASMs (bil)	65.0	65.0
TRASM (cts)	18.76	18.76
TRASM % H/(L) vs. 1Q 2022	25.5%	25.5%
Total revenue	$12,194	$12,194

Operating income	$414	$414
Operating margin	3.4%	3.4%
Operating net special items	13	13
Operating income excluding net special items	$427	$427
Operating margin excluding net special items	3.5%	3.5%

Net income (loss)	$(16)	$10
Net special items	23	23
Net income excluding net special items	$7	$33

Diluted shares outstanding for computing earnings per share (mil)	652.0	656.7
Diluted shares outstanding for computing earnings per share excluding net special items (mil)	656.7	656.7

Earnings (loss) per diluted share	$(0.03)	$0.01
Earnings per diluted share excluding net special items	$0.01	$0.05
Note: Amounts may not recalculate due to rounding.

GAAP to Non-GAAP Reconciliation
April 12, 2023

GAAP to Non-GAAP Reconciliation of Total Operating Costs and CASM
($ mil, except ASM and CASM data)

	1Q23 Range
	Low	High
Total operating expenses	$11,751	$11,800
Less fuel expense	3,172	3,220
Less operating net special items	13	13
Total operating expense excluding fuel and net special items (Non-GAAP)	$8,567	$8,567

Total CASM (cts)	18.08	18.15

Total CASM excluding fuel and net special items (cts) (Non-GAAP)	13.18	13.18
Percentage change compared to 1Q 2022 (%)	-1.5%	-1.5%

Total ASMs (bil)	65.0	65.0

Other non-operating expense	$425	$425
Less non-operating net special items	15	15
Other non-operating expense excluding net special items (Non-GAAP)	$410	$410
Note: Amounts may not recalculate due to rounding.

April 12, 2023
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained in this presentation should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.